                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 2, 1998
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                          COINMACH LAUNDRY CORPORATION
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its character)


        DELAWARE                     1-11907                   11-3258015
--------------------------------------------------------------------------------
     (State or other               (Commission                (IRS Employer
     jurisdiction of               File Number)               Identification
     incorporation)                                               number)



                    55 LUMBER ROAD, ROSLYN, NEW YORK  11576
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (516) 484-2300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                             Exhibit Index is located on Page 26

Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------

     On March 2, 1998, pursuant to the terms and conditions of a Purchase Agreement, dated as of January 20, 1998, as amended by Amendment No. 1 thereto (as amended, the "Agreement"), Coinmach Corporation ("Coinmach"), a wholly-owned subsidiary of Coinmach Laundry Corporation (the "Company"), completed the acquisition of (i) 100% of the outstanding partnership interests of Macke Laundry Service Limited Partnership ("MLSLP"), a Delaware limited partnership, held by Macke Laundry Service Midwest Limited Partnership, MAS Laundry, Inc., JPS Laundry, Inc. and Macke Laundry Service, Inc. and (ii) substantially all of the assets of Coin Controlled Washers, Inc., Macke Laundry Service-Central Limited Partnership, Macke Laundry Services-Texas, Inc., Superior Coin, Inc., Superior Coin II, Inc. and Advance/Macke Domestic Machines, Inc. (collectively, the "Macke Entities") for an aggregate purchase price of approximately $213 million (the "Macke Acquisition") excluding transaction expenses. The Macke Entities, operating approximately 236,000 washers and dryers, provide outsourced laundry equipment services to multi-family properties throughout the United States.

     Immediately following the Macke Acquisition, MLSLP was dissolved, the partnership interests were liquidated and all of MLSLP's assets were distributed to Coinmach.

     Concurrently with the Macke Acquisition, the Company also entered into an amended and restated senior financing agreement with its existing lenders, including, Bankers Trust Company, as Administration Agent, and First Union National Bank of North Carolina, as Syndication Agent, providing for approximately $200 million of additional financing used to fund the Macke Acquisition.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------


     a.   Financial Statements.
          ---------------------

          The audited combined financial statements of the Macke Entities for the years ended June 30, 1997, 1996 and 1995, together with auditors' report thereon, are attached hereto as Attachment 7(a) and are incorporated herein by this reference.

     b.   Pro forma financial information.
          -------------------------------

          The unaudited pro forma combined financial statements of Coinmach Laundry Corporation for the nine-month period ended December 26, 1997 and for the year ended March 28, 1997 are attached hereto as Attachment 7(b) and are incorporated herein by this reference.

     c.   Exhibits.
          --------

          The following exhibits are filed as part of this report.

          10.59* Purchase Agreement, dated as of January 20, 1998, by and among Coinmach, Matthew A. Spagat, Jerome P. Seiden, Macke Laundry Service Midwest Limited Partnership, JPS Laundry, Inc., Macke Laundry Service, Inc., Coin Controlled Washers, Inc., Macke Laundry Service-Central Limited Partnership, Macke Services-Texas, Inc., Superior Coin, Inc., Superior Coin II, Inc., and Advance/Macke Domestic Machines, Inc.

          10.60* Amendment No. 1, dated as of March 2, 1998, to Purchase Agreement, dated as of January 20, 1998, by and among Coinmach, Matthew A. Spagat, Jerome P. Seiden, Macke Laundry Service Midwest Limited Partnership, JPS Laundry, Inc., Macke Laundry Service, Inc., Coin Controlled Washers, Inc., Macke Laundry Service-Central Limited Partnership, Macke Services-Texas, Inc., Superior Coin, Inc., Superior Coin II, Inc., and Advance/Macke Domestic Machines, Inc.

          10.61* Second Amended and Restated Credit Agreement, dated as of March 2, 1998, among Coinmach, the Company, First Union National Bank of North Carolina, as Syndication Agent, Bankers Trust Company, as Administrative Agent, and the Banks party thereto

          10.62* First Amendment to the Second Amended and Restated Credit Agreement, dated as of March 2, 1998, among Coinmach, the Company, First Union National Bank of North Carolina, as Syndication Agent, Bankers Trust Company, as Administrative Agent, and the Banks party thereto

          27.1      Financial Data Schedule

          99.1*     Press release, dated March 2, 1998


                           *     *     *     *     *

-----------------------
* Previously filed as an identically numbered exhibit to the Company's Current Report on Form 8-K, dated March 2, 1998, as filed with the United States Securities and Exchange Commission on March 16, 1998.

                                    SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 15, 1998

                         COINMACH LAUNDRY CORPORATION


                              /s/ ROBERT M. DOYLE
                         By:  ______________________________________
                              Robert M. Doyle
                              Senior Vice President

                                                        Attachment 7(a)

                         Combined Financial Statements

                   Macke Laundry Service Limited Partnership
                                 and Affiliates

                    Years ended June 30, 1997, 1996 and 1995
                      with Report of Independent Auditors

            Macke Laundry Service Limited Partnership and Affiliates

                         Combined Financial Statements

                    Years ended June 30, 1997, 1996 and 1995



                                    CONTENTS

Report of Independent Auditors................................................  1

Audited Combined Financial Statements

Combined Balance Sheets.......................................................  2
Combined Statements of Income and Shareholders' Equity and Partners' Capital..  3
Combined Statements of Cash Flows.............................................  4
Notes to Combined Financial Statements........................................  5

                         Report of Independent Auditors

The Partners and Shareholders
Macke Laundry Service Limited Partnership and Affiliates

We have audited the accompanying combined balance sheets of Macke Laundry Service Limited Partnership and Affiliates (the "Entities") as of June 30, 1997 and 1996, and the related combined statements of income and shareholders' equity and partners' capital and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Entities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Entities at June 30, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP

Melville, New York
April 30, 1998

                                                                               1

            Macke Laundry Service Limited Partnership and Affiliates

                            Combined Balance Sheets


                                                            JUNE 30
                                                       1997           1996
                                               -------------------------------
ASSETS
Cash and cash equivalents                           $ 7,046,964    $ 6,867,948
Accounts receivable                                   1,243,586      1,201,053
Inventories                                           1,170,264      1,028,734
Prepaid expenses                                        813,732      1,440,733
Property and equipment, net                          52,408,122     48,260,576
Advance rental payments                              27,577,534     26,881,161
Other assets and deferred charges                     1,516,878      1,671,060
                                               -------------------------------
Total assets                                        $91,777,080    $87,351,265
                                               ===============================


LIABILITIES AND SHAREHOLDERS' EQUITY
 AND PARTNERS' CAPITAL
Liabilities:
 Accounts payable                                   $ 4,088,434    $ 4,111,393
 Accrued commissions                                  7,216,335      6,821,250
 Accrued interest                                       328,712        334,158
 Other accrued expenses                               1,477,447      1,810,381
 Capital lease obligations                            1,955,459      2,055,194
 Long-term debt                                      62,612,471     62,226,970
                                               -------------------------------
Total liabilities                                    77,678,858     77,359,346
                                               -------------------------------

Shareholders' equity and partners' capital:
 Common stock                                           177,000        177,000
 Retained earnings and partners' capital             13,921,222      9,814,919
Total shareholders' equity and partners'       -------------------------------
 capital                                             14,098,222      9,991,919
                                               -------------------------------
Total liabilities and shareholders' equity
and partners' capital                               $91,777,080    $87,351,265
                                               ===============================



See accompanying notes.

                                                                               2

            Macke Laundry Service Limited Partnership and Affiliates

                         Combined Statements of Income
                 and Shareholders' Equity and Partners' Capital


                                                    YEAR ENDED JUNE 30
                                           1997             1996             1995
                                  ---------------------------------------------------
Revenues                               $116,043,107     $108,773,789     $104,044,847

Costs and expenses:
 Laundry operating expenses              76,730,870       70,547,171       68,035,887
 General and administrative               4,635,408        3,539,963        3,798,452
 Depreciation and amortization           19,996,205       17,918,592       18,338,424
 Gain on sale of equipment                 (245,621)        (231,522)        (382,378)
                                  ---------------------------------------------------
                                        101,116,862       91,774,204       89,790,385
                                  ---------------------------------------------------

Operating income                         14,926,245       16,999,585       14,254,462

Interest expense, net                     5,980,744        5,895,152        5,941,955
                                  ---------------------------------------------------
Net income                                8,945,501       11,104,433        8,312,507

Shareholders' equity and                  9,991,919        2,928,569       (1,377,760)
 partners' capital
 (deficit)--beginning of year
Partners' distributions and
 dividends                               (4,839,198)      (4,041,083)      (4,006,178)
                                  ---------------------------------------------------
Shareholders' equity and
 partners' capital --end of year       $ 14,098,222     $  9,991,919     $  2,928,569
                                  ===================================================



See accompanying notes.

                                                                               3

            Macke Laundry Service Limited Partnership and Affiliates

                       Combined Statements of Cash Flows


                                                         YEAR ENDED JUNE 30
                                                 1997            1996            1995
                                           ----------------------------------------------
OPERATING ACTIVITIES
Net income                                   $  8,945,501    $ 11,104,433    $  8,312,507
Adjustments to reconcile net income to
 net cash flows provided by operating
 activities:
    Depreciation and amortization              19,996,205      17,918,592      18,338,424
    Net gain on disposition of assets            (245,621)       (231,522)       (382,378)
    Changes in operating assets and
     liabilities:
     Accounts receivable, inventories and
      other assets                                537,903        (798,128)        187,325
     Accounts payable, accrued expenses and
      other liabilities                            33,747         234,073       1,816,523
                                           ----------------------------------------------
Net cash provided by operating activities      29,267,735      28,227,448      28,272,401
                                           ----------------------------------------------

INVESTING ACTIVITIES
Purchases of property and equipment           (16,071,729)    (16,116,145)    (14,754,073)
Advance payments to location owners            (7,866,789)    (11,890,086)     (7,097,788)
Proceeds from sale of assets                      515,575         523,370       1,045,194
                                           ----------------------------------------------
Net cash used in investing activities         (23,422,943)    (27,482,861)    (20,806,667)
                                           ----------------------------------------------

FINANCING ACTIVITIES
Payments on notes payable and capital
 lease obligations                             (4,755,587)     (7,046,933)    (51,064,172)
Proceeds of long-term notes                     3,929,009      12,113,690      47,176,406
Deferred loan costs                                     -               -        (515,975)
Partners' distributions and dividends          (4,839,198)     (4,041,083)     (4,006,178)
                                           ----------------------------------------------
Net cash (used in) provided by financing
 activities                                    (5,665,776)      1,025,674      (8,409,919)
                                           ----------------------------------------------

Net increase (decrease) in cash and cash
 equivalents                                      179,016       1,770,261        (944,185)
Cash and cash equivalents at beginning
 of year                                        6,867,948       5,097,687       6,041,872
                                           ----------------------------------------------
Cash and cash equivalents at end of year     $  7,046,964    $  6,867,948    $  5,097,687
                                           ==============================================



See accompanying notes.


                                                                               4

           Macke Laundry Service Limited Partnership and Affiliates

                    Notes to Combined Financial Statements

                                 June 30, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of Macke Laundry Service Limited Partnership (the "Partnership") and certain companies affiliated with the Partnership through common ownership and management (collectively, the "Entities"). These affiliates are: Coin Controlled Washers, Inc. ("CCW"); Advance/Macke Domestic Machines, Inc.; Superior Coin-op, Inc. ("Superior"); Superior Coin II, Inc.; Macke Services-Texas, Inc. ("Macke-Texas"); and Macke Laundry Service-Central Limited Partnership ("Central L.P."). Intercompany accounts and transactions have been eliminated in the combination.

DESCRIPTION OF BUSINESSES

The Entities operate coin-operated laundry businesses in various leased facilities located within multi-family housing complexes located throughout the Mid-Atlantic, South Central and Mid-West regions of the United States.

On March 2, 1998, the interest of the Partnership and the assets of the affiliated companies were sold to Coinmach Corporation for approximately $214 million. The accompanying combined financial statements have been prepared without regard to such transaction.

RECOGNITION OF LAUNDRY REVENUES

The Entities have agreements with various property owners which provide for installation and operation of laundry machines at various locations in return for a commission. These agreements provide for both contingent (percentage of revenues) and fixed commission payments. The Entities report revenues from laundry machines on the accrual basis and have accrued the cash computed to be in the machines at the end of the year.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


                                                                               5

           Macke Laundry Service Limited Partnership and Affiliates

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Entities consider all highly liquid investments with a maturity of less than three months when purchased to be cash equivalents.

INVENTORIES

Inventories of repair parts and supplies are stated at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

Property, equipment and leasehold improvements are carried at cost and are depreciated on a straight-line method over the lesser of the estimated useful lives or lease life:

                                                     YEARS
                                                ---------------

Laundry equipment and fixtures                        5-8
Automobiles and trucks                                3
Office furniture, equipment and other                 3-7


ADVANCE RENTAL PAYMENTS

Advance payments to location owners are amortized on a straight-line basis over the contract term, which generally ranges from 5 to 10 years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, accounts receivable and other receivables and accounts payable are reasonable estimates of their fair value. The carrying values of capital lease obligations and notes payable are a reasonable estimate of their fair values as the interest rates approximate rates currently available to the Entities for debt with similar terms and remaining maturities.



                                                                               6

           Macke Laundry Service Limited Partnership and Affiliates

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes have not been provided for the Entities as any taxable income or loss is allocated to the partners (or Subchapter S shareholders) and is generally not subject to tax at the Entity level.

ADVERTISING COSTS

Advertising costs are expensed as incurred.

2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                           June 30
                                                    1997            1996
                                             ---------------------------------

  Laundry equipment and fixtures                 $107,201,252     $ 96,319,870
  Automobiles and trucks                            5,529,645        5,092,877
  Office furniture, equipment and other             4,909,579        4,028,051
                                             ---------------------------------
                                                  117,640,476      105,440,798
  Less accumulated depreciation                    65,232,354       57,180,222
                                             ---------------------------------
                                                 $ 52,408,122     $ 48,260,576
                                             =================================

At June 30, 1997 and 1996, automobiles and trucks include $4,962,000 and $4,414,000, respectively, of assets acquired under capital leases. Related accumulated depreciation at those dates totaled $3,010,000 and $2,405,000. The statements of cash flows do not include $1,085,000, $1,479,000 and $1,007,000 of leased vehicles which were capitalized during the years ended June 30, 1997, 1996 and 1995, respectively.



                                                                               7

           Macke Laundry Service Limited Partnership and Affiliates

3. ADVANCE RENTAL PAYMENTS

                                                          JUNE 30
                                                    1997            1996
                                             --------------------------------

  Cost                                            $58,994,847     $55,975,586
  Less accumulated amortization                    31,417,313      29,094,425
                                             --------------------------------
                                                  $27,577,534     $26,881,161
                                             ================================

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

                                                         June 30
                                                   1997           1996
                                             ------------------------------

  Partnership debt under loan and security
  agreement dated December 5, 1994:
    Term loan                                    $21,250,000    $22,750,000
    Fixed revolving loan                          10,000,000     10,000,000
    Floating revolving loan                       14,230,615     12,952,606
  Other                                              411,338        211,997
                                             --------------------------------
  Partnership long-term debt                      45,891,953     45,914,603

  Affiliates long-term debt:
   Central L.P.                                    3,342,857      4,662,901
   CCW                                             9,468,275      8,725,185
   Macke-Texas                                     3,200,000      2,000,000
   Other                                             709,386        924,281
                                             --------------------------------
                                                 $62,612,471    $62,226,970
                                             ================================

In connection with the sale of the Entities to Coinmach Corporation in March 1998, all long-term debt amounts were repaid.

PARTNERSHIP DEBT

On December 5, 1994, the Partnership entered into a Loan and Security Agreement (Loan Agreement) with two financial institutions with an original total loan availability of $50,000,000. The original loan structure included a term loan ($25,000,000), fixed revolving loan ($10,000,000) and a floating revolving loan ($15,000,000 facility).


                                                                               8

           Macke Laundry Service Limited Partnership and Affiliates

4. LONG-TERM DEBT (CONTINUED)

The term loan and fixed revolving loan both bore interest at a fixed rate of 9.75%. The floating revolving loan bore interest at a floating rate of either prime plus 1% or LIBOR plus 3%. At June 30, 1997, the prime rate was 8.5% and the one-month LIBOR rate was 5.69%.

Obligations payable under the Loan Agreement were secured by all of the Partnership's real property, personal property, and leasehold interests, except for certain security interests. The Loan Agreement did not allow the Partnership to incur any additional indebtedness and restricted distributions to the partners. The Loan Agreement also required the Partnership to meet certain financial ratios and restricted capital expenditures.

CENTRAL L.P. DEBT

The note payable was secured by all of Central L.P.'s real property, personal property, and leasehold interests. The note had a floating interest rate of prime plus 1%. The note included a $600,000 participation by one of the partners of Central L.P.

CCW DEBT

The CCW secured debt represented two notes. One note (principal balance of $8,407,380 and $8,725,185 at June 30, 1997 and 1996, respectively) bore interest at a floating rate of prime minus .15%. The second note (principal balance of $1,060,895 at June 30, 1997) bore interest at a floating rate of prime plus 1%. The notes were secured by all of CCW's real property, personal property, and leasehold interests, and by a pledge of the stock in CCW.

MACKE-TEXAS SECURED DEBT

The note payable was secured by all of Macke-Texas' real property, personal property, and leasehold interests. The note had an interest rate of prime.


                                                                               9

           Macke Laundry Service Limited Partnership and Affiliates

4. LONG-TERM DEBT (CONTINUED)

CAPITAL LEASE OBLIGATIONS

Future minimum lease payments for capital leases are as follows:

     Year ending June 30:
      1998                                           $1,206,212
      1999                                              790,496
      2000                                              311,730
      2001                                               15,002
                                                ---------------
                                                      2,323,440
     Less amounts representing interest                 367,981
     Capital lease obligations                       $1,955,459
                                                ===============

INTEREST EXPENSE

Interest paid in the years ended June 30, 1997, 1996 and 1995 totaled $5,986,190, $5,941,000 and $5,570,000, respectively.

5. EMPLOYEE BENEFIT PLANS

The Entities sponsor various defined contribution employee savings plans, generally covering all employees with more than one year of service. The Entities contribute 50% of contributions up to a maximum of 2.5% of participants' salaries.

During the years ended June 30, 1997, 1996 and 1995 expense recognized for contributions to the employee savings plans was $234,000, $230,000 and $210,000, respectively.

6. OPERATING LEASES

The Entities have entered into operating leases for office and warehouse facilities. One of these leases is with a former principal owner of the Entities. The total rental expenses under these leases were $776,000, $778,000 and $743,000 for the years ended June 30, 1997, 1996 and 1995, respectively. Of the total rental expense, $162,600, $162,600 and $140,000 related to the lease with the former principal owner for the years ended June 30, 1997, 1996 and 1995, respectively.


                                                                              10

           Macke Laundry Service Limited Partnership and Affiliates

6. OPERATING LEASES (CONTINUED)

At June 30, 1997, future minimum rental payments required under operating leases with initial noncancelable lease terms in excess of one year were as follows:

                                          TOTAL
                                    ----------------
     Year ending June 30:
      1998                                $  720,000
      1999                                   680,000
      2000                                   461,000
      2001                                   307,000
      2002                                   252,000
      Thereafter                           1,529,000
                                    ----------------
                                          $3,949,000
                                    ================


7. SHAREHOLDERS' EQUITY AND PARTNERS' CAPITAL

At June 30, 1997 and 1996, common stock related to the Entities' Subchapter S corporations consisted of the following:

  CCW
  Authorized--1,000 shares--no par value
   Issued and outstanding--1,000 shares                         $140,000

  ADVANCE/MACKE
  Authorized--1,000 shares--no par value
   Issued and outstanding--1,000 shares                           10,000

  SUPERIOR
  Authorized--10,000 shares--no par value
   Issued and outstanding--1,000 shares                            5,000

  SUPERIOR II
  Authorized--1,000 shares--no par value
   Issued and outstanding--1,000 shares                           21,000

  MACKE-TEXAS
  Authorized--10,000 shares--no par value
   Issued and outstanding--1,000 shares                            1,000
                                                         ---------------
                                                                $177,000
                                                         ===============

           Macke Laundry Service Limited Partnership and Affiliates

7. SHAREHOLDERS' EQUITY AND PARTNERS' CAPITAL (CONTINUED)

At June 30, 1997 and 1996, the partners' capital accounts for Macke Laundry Service-Central Limited Partnership consisted of the following:



                                                     June 30
                                               1997           1996
                                         ------------------------------
     Macke Laundry Service-
     Central Limited Partnership:

       General partners                       $2,519,023     $1,733,127
       Limited partners                            5,546          2,816
                                         ------------------------------
     Total partners' capital                  $2,524,569     $1,735,943
                                         ==============================


There were no other limited partnership interests for the Partnership or any of its affiliates for the periods presented.

8. RELATED PARTY

In fiscal 1997, the Entities purchased $467,000 of debit card equipment from a company owned by the former principal owners. In addition $234,000 is included in prepaid expenses at June 30, 1997 for machines received subsequent to year-end. The Entities also reimbursed the related company for certain expenses, which were included in laundry operating expenses in the amount of $558,000 and $101,000 in fiscal 1997 and 1996, respectively.

9. BUSINESS ACQUISITIONS

During the months of July to September 1997, the Entities acquired three additional independent laundry businesses for purchase prices aggregating approximately $13 million. These additional businesses were included in the March 2, 1998 sale to Coinmach Corporation.

                                                                              12

                                                                 Attachment 7(b)

                       UNAUDITED PRO FORMA FINANCIAL DATA


     The following unaudited pro forma combined balance sheet as of December 26, 1997 gives effect only to the Macke Acquisition, as if such transaction occurred as of December 26, 1997. The unaudited pro forma combined statements of operations of the Company for the twelve month period ended March 28, 1997 and the nine month period ended December 26, 1997 give effect to the Macke Acquisition, which occurred on March 2, 1998, as if such transaction occurred at the beginning of the fiscal year ended March 28, 1997 (the "1997 Fiscal Year").

     The pro forma adjustments are based upon currently available information as well as upon certain assumptions that management believes are reasonable. The Macke Acquisition was accounted for as a purchase with assets recorded at their estimated fair market values. Management believes that actual fair market value adjustments, if any, will not differ materially from the preliminary allocation of the purchase price contained in the pro forma adjustments reflected in the pro forma financial information.

     The unaudited pro forma combined financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto and the historical consolidated financial statements of the Company as previously filed in the Company's Registration Statement on Form S-3, including the Prospectus contained therein, dated December 16, 1997.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               December 26, 1997
                           (In thousands of Dollars)

                                                                   HISTORICAL
                                                                   BASIS OF
                                                                     MACKE
                                                                   ENTITIES'
                                                       COMPANY      ASSETS        PRO FORMA      PRO FORMA
                                                     HISTORICAL    ACQUIRED      ADJUSTMENTS     COMBINED
                                                     ----------    --------      -----------     --------
ASSETS:
 Cash and cash equivalents.........................     $ 17,575     $  5,306  $         --       $ 22,881
 Receivables, net..................................        8,003          741            --          8,744
 Inventories and prepaid expenses..................       17,659        2,012            --         19,671
 Advance location payments.........................       48,644       25,423            --         74,067
 Property and equipment, net.......................      133,181       60,209        (9,371)(a)    184,019
 Contract rights, net..............................      215,858        8,665       134,882(a)     359,405
 Goodwill, net.....................................      108,199           --            --        108,199
 Other assets......................................       18,403          900            --         19,303
                                                        --------     --------      --------       --------
   Total assets....................................     $567,522     $103,256      $125,511       $796,289
                                                        ========     ========      ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable and accrued liabilities..........     $ 40,180     $ 13,324  $         --       $ 53,504
 Deferred income taxes.............................       78,028           --            --         78,028
 11 3/4% Series A/B/C Notes due 2005...............      296,655           --            --        296,655
 Premium on 11 3/4% Series C Notes due 2005........        9,669           --            --          9,669
 Credit facility...................................       75,000           --       213,267(a)     288,267
 Other long-term debt..............................        6,146        2,176            --          8,322
                                                        --------     --------      --------       --------
                                                         505,678       15,500       213,267        734,445
                                                        --------     --------      --------       --------
 Stockholders' equity:
 Common stock and capital in excess of par value...      103,110           --            --        103,110
 Net equity of acquired business...................           --       87,756       (87,756)            --
 Accumulated deficit...............................      (40,827)          --            --        (40,827)
                                                        --------     --------      --------       --------
                                                          62,283       87,756       (87,756)        62,283
 Receivables from stockholders.....................         (439)          --            --           (439)
                                                        --------     --------      --------       --------
       Total stockholders' equity..................       61,844       87,756       (87,756)        61,844
                                                        --------     --------      --------       --------
       Total liabilities and stockholders' equity..     $567,522     $103,256      $125,511       $796,289
                                                        ========     ========      ========       ========



                             See Accompanying Notes

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 26, 1997
                           (In thousands of Dollars)


(a) Reflects allocation of purchase price aggregating approximately $213,000 for the Macke Acquisition. The Macke Acquisition was accounted for as a purchase. Preliminary purchase price allocations are based on fair value using a methodology consistent with prior acquisitions. Contract rights will be amortized over 15 years. Management believes that actual fair market value adjustments, if any, will not differ materially from such preliminary purchase price allocations. Coinmach funded the Macke Acquisition with financing under an amended credit facility in an aggregate principal amount of approximately $213,000.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                           Year Ended March 28, 1997
                (In thousands of Dollars, except per share data)




                                                     COMPANY       ACQUIRED       PURCHASE                   PRO FORMA
                                                   HISTORICAL    BUSINESS(A)     ACCOUNTING        OTHER     COMBINED
                                                  -----------    -----------    -----------     -----------  -----------

Revenues.........................................     $206,852       $122,533      $     0      $     0       $329,385

Costs and Expenses
 Operating, general and administrative                 144,059         84,043            0       (4,400)(b)    223,702
  expenses.......................................
 Depreciation and amortization...................       46,316         22,703       (2,185)(c)                  75,826
                                                                                     8,992(d)
 Stock based compensation charge.................        2,152              0            0            0          2,152
                                                      --------       --------      -------      -------       --------
                                                       192,527        106,746        6,807       (4,400)       301,680
                                                      --------       --------      -------      -------       --------
Operating income.................................       14,325         15,787       (6,807)       4,400         27,705

Interest expense, net............................       26,859          7,131            0        9,930(e)      43,920
                                                      --------       --------      -------      -------       --------
Net (loss) income before income taxes............      (12,534)         8,656       (6,807)      (5,530)       (16,215)
                                                      --------       --------      -------      -------       --------

Provision (benefit) for income taxes.............       (2,307)             0       (2,382)(f)    1,094(f)      (3,595)
                                                      --------       --------  -----------      -------       --------
Net (loss) income before extraordinary item......     $(10,227)      $  8,656      $(4,425)     $(6,624)      $(12,620)
                                                      ========       ========      =======      =======       ========
Net loss per share before extraordinary item(g)..       $(1.11)                                                 $(1.37)
                                                      ========                                                ========



                             See Accompanying Notes

                          NOTES TO UNAUDITED PRO FORMA
                       COMBINED STATEMENTS OF OPERATIONS
                           Year Ended March 28, 1997
                           (In thousands of Dollars)

(a) Represents historical combined operating results of the Macke Entities for the year ended June 30, 1997, including the pro forma results from certain acquisitions made by the Macke Entities during or subsequent to the year ended June 30, 1997.

(b) Reflects anticipated cost savings directly related to the Macke Acquisition. Prior to completing an acquisition, the Company formulates a cost savings program affecting corporate financial and administrative functions and regional operations which is implemented upon the completion of each acquisition. The cost savings from the Macke Acquisition represents certain identifiable personnel cost savings relating to the Company's determination to terminate 89 employees employed by the Macke Entities for $3,318 and certain identifiable cost savings for facility and other costs for $1,082 resulting from the reduction and consolidation of certain regional operations in various offices and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. The above-mentioned pro forma personnel and facility cost savings are derived from actual historical amounts reflected on the acquired entities' financial statements. Additionally, substantially all the employees have been terminated and the expected costs savings have begun to be realized with respect to all of the facilities for which cost savings have been recorded. If the Company's integration plans had occurred on March 28, 1997, the Company believes that there would have been no effect on revenues or expenses other than as presented in the pro forma statements of operations.

(c) Represents the decrease in depreciation expense for certain of the fixed assets of the Macke Entities, primarily resulting from differences between the fair market value and the historical costs of such assets.

(d) Represents the amortization of contract rights over 15 years, related to the Macke Acquisition.

(e) The following table presents a reconciliation of pro forma interest expense:

                                                   YEAR ENDED
                                                 MARCH 28, 1997
                                                 ---------------

     Historical combined interest expense.......      $33,990
                                                      -------
     Add:
           Interest on $213.3 million term
            loan and revolving loan to finance
            the Macke Acquisition...............       17,061



     Deduct:
           Interest of acquired business........       (7,131)
                                                      -------

     Pro forma adjustment.......................        9,930
                                                      -------
     Pro forma interest expense.................      $43,920
                                                      =======

(f) Represents the income tax impact on purchase accounting adjustments and other pro forma adjustments.

(g) Loss per share is computed by dividing net loss applicable to common stock by the weighted average number of shares of common stock outstanding during each period. Weighted average shares outstanding were 9,232,530 for the year ended March 28, 1997.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      Nine Months Ended December 26, 1997
                (In thousands of Dollars, except per share data)




                                            COMPANY       ACQUIRED       PURCHASE                   PRO FORMA
                                          HISTORICAL    BUSINESS(a)     ACCOUNTING        OTHER     COMBINED
                                         -----------    -----------    -----------     -----------  -----------

Revenues................................     $230,415        $93,591      $     0      $     0       $324,006

Costs and Expenses
 Operating, general and administrative        158,667         64,013            0       (3,300)(b)    219,380
  expenses..............................
 Depreciation and amortization..........       52,537         17,434        6,744(c)         0         74,922
                                                                           (1,793)(d)

 Stock based compensation charge........          945              0            0            0            945
                                             --------        -------      -------      -------       --------
                                              212,149         81,447        4,951       (3,300)       295,247
                                             --------        -------      -------      -------       --------
Operating income........................       18,266         12,144       (4,951)       3,300         28,759

Interest expense, net...................       32,430          5,458            0        7,338(e)      45,226
                                             --------        -------      -------      -------       --------
Net (loss) income before income taxes...      (14,164)         6,686       (4,951)      (4,038)       (16,467)

Provision (benefit) for income taxes....       (2,600)             0       (1,733)(f)      927(f)      (3,406)
                                             --------        -------  -----------      -------       --------
Net (loss) income.......................     $(11,564)       $ 6,686      $(3,218)     $(4,965)      $(13,061)
                                             ========        =======      =======      =======       ========
Net loss per share(g)...................       $(1.09)                                                 $(1.23)
                                             ========                                                ========



                             See Accompanying Notes

                          NOTES TO UNAUDITED PRO FORMA
                       COMBINED STATEMENTS OF OPERATIONS
                      Nine Months Ended December 26, 1997
                           (In thousands of Dollars)

(a) Represents historical combined operating results of the Macke Entities for the nine months ended December 31, 1997, including the pro forma results from certain acquisitions made by the Macke Entities during the nine months ended December 31, 1997. The nine month results were derived by adding the quarter ended June 30, 1997 with the six months ended December 31, 1997 for the Macke Entities.

(b) Reflects anticipated cost savings directly related to the Macke Acquisition. Prior to completing an acquisition, the Company formulates a cost savings program affecting corporate financial and administrative functions and regional operations which is implemented upon the completion of each acquisition. The cost savings from the Macke Acquisition represents certain identifiable personnel cost savings relating to the Company's determination to terminate 89 employees employed by the Macke Entities for $2,488 and certain identifiable cost savings for facility and other costs for $812 resulting from the reduction and consolidation of certain regional operations in various offices and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. The above-mentioned pro forma personnel and facility cost savings are derived from actual historical amounts reflected on the acquired entities' financial statements. Additionally, substantially all the employees have been terminated and the expected costs savings have begun to be realized with respect to all of the facilities for which cost savings have been recorded. If the Company's integration plans had occurred on March 28, 1997, the Company believes that there would have been no effect on revenues or expenses other than as presented in the pro forma statements of operations.

(c) Represents the amortization of contract rights over 15 years, related to the Macke Acquisition.

(d) Represents the decrease in depreciation expense for certain of the fixed assets of the Macke Entities primarily resulting from differences between the fair market value and the historical costs of such assets.

(e) The following table presents a reconciliation of pro forma interest expense:


                                                    NINE MONTHS
                                                       ENDED
                                                 DECEMBER 26, 1997
                                                 -----------------

    Historical combined interest expense........        $37,888
                                                        -------
    Add:
           Interest on $213.3 million term loan
           and revolving loan to finance the
           Macke Acquisition....................         12,796



    Deduct:
           Interest of acquired business........         (5,458)
                                                        -------

    Pro forma adjustment........................          7,338
                                                        -------
    Pro forma interest expense..................        $45,226
                                                        =======

(f) Represents the income tax impact on purchase accounting adjustments and other pro forma adjustments.

(g) Loss per share is computed by dividing net loss applicable to common stock by the weighted average number of shares of common stock outstanding during each period. Weighted average shares outstanding were 10,614,101 for the nine months ended December 26, 1997.

                                 EXHIBIT INDEX

                                                                               PAGE
                                                                               ----
 EXHIBIT NUMBER                           DOCUMENT                            NUMBER
 --------------                           --------                            ------
10.59*          Purchase Agreement, dated as of January 20, 1998, by and
                among Coinmach, Matthew A. Spagat, Jerome P. Seiden,
                Macke Laundry Service Midwest Limited Partnership, JPS
                Laundry, Inc., Macke Laundry Service, Inc., Coin
                Controlled Washers, Inc., Macke Laundry Service-Central
                Limited Partnership, Macke Services-Texas, Inc., Superior
                Coin, Inc., Superior Coin II, Inc., and Advance/Macke
                Domestic Machines, Inc.

10.60*          Amendment No. 1, dated as of March 2, 1998, to Purchase
                Agreement, dated as of January 20, 1998, by and among Coinmach, Matthew A. Spagat, Jerome P. Seiden, Macke
                Laundry Service Midwest Limited Partnership, JPS
                Laundry, Inc., Macke Laundry Service, Inc., Coin
                Controlled Washers, Inc., Macke Laundry Service-Central
                Limited Partnership, Macke Services-Texas, Inc., Superior
                Coin, Inc., Superior Coin II, Inc., and Advance/Macke
                Domestic Machines, Inc.

10.61* Second Amended and Restated Credit Agreement, dated as of March 2, 1998, among Coinmach, the Company, First
                Union National Bank of North Carolina, as Syndication
                Agent, Bankers Trust Company, as Administrative Agent, and the Banks party thereto

10.62*          First Amendment to the Second Amended and Restated
                Credit Agreement, dated as of March 2, 1998, among
                Coinmach, the Company, First Union National Bank of
                North Carolina, as Syndication Agent, Bankers Trust
                Company, as Administrative Agent, and the Banks party thereto

  27.1          Financial Data Schedule                                       27

 99.1*          Press release, dated March 2, 1998

----------------

* Previously filed as an identically numbered exhibit to the Company's Current Report on Form 8-K, dated March 2, 1998, as filed with the United States Securities and Exchange Commission on March 16, 1998.